Quarterly Investor Relations Presentation At and for the three and nine months ended June 30, 2018

About GWB Company Snapshot Exchange / Ticker • NYSE: GWB Market Cap • 58.9 million shares outstanding / $2.52 billion Ownership • 100% publicly traded Total Assets • $12.01 billion ROA / ROTCE • 1.55% / 17.7% Efficiency Ratio • 45.8% Locations • 173 branches in nine states FTEs • Approximately 1,700 Business & Ag • 90% of loans in business and ag segments; 6th largest farm lender bank in the U.S.(1) Expertise (1) As of March 31, 2018. Source: American Banker's Association NOTE: All financial data is as of or for the three months ended June 30, 2018 unless otherwise noted. Market Cap calculated based on July 9, 2018 closing price of $42.73. Branch count as of June 30, 2018. See appendix for non-GAAP reconciliation of ROTCE and efficiency ratio. 2

Footprint Attractive Markets • 173 banking branches across nine Midwestern and Western states • Vibrant, diverse economies balanced across growing commercial hub cities and smaller rural communities • Opportunities for expansion into new markets within and adjacent to footprint 3

Executing on Strategy Focused • Total loans increased $41.5 million during the quarter bringing FYTD annualized loan growth to 6.1% Business • Loan growth was primarily driven by commercial real estate in both non-owner and owner-occupied Banking Franchise with segments Agribusiness • Deposit balances increased by $198.4 million compared to March 31, 2018 Expertise • Fully diluted EPS(1) of $0.78 for the quarter compared to $0.69 for 2QFY18, an increase of 13.0% Strong • Profitability remains strong with ROTCE(1) of 17.7% and ROAA of 1.55% for the quarter and 15.2% Profitability and Growth Driven by ROTCE(1) and 1.32% ROAA for FYTD a Highly Efficient • Efficiency ratio(1) of 45.8% for the quarter compared to 48.6% for the prior quarter Operating Model • All regulatory capital ratios remain above minimums to be considered “well capitalized” Strong Capital • Strong earnings supports a quarterly dividend of $0.25 per share Generation and Attractive ◦ Dividend payable August 22, 2018 to stockholders of record as of the close of business on Dividend August 10, 2018 • Net charge-offs of $4.0 million during the quarter represent 0.17% of average total loans on an Risk annualized basis Management • Loans graded "Substandard" increased by 6.6% to $268.0 million, loans graded "Watch" decreased Driving Strong by 6.4% to $276.0 million, nonaccrual loans decreased by 3.0% to $127.3 million and other Credit Quality repossessed property decreased by 38.9% to $10.2 million compared to March 31, 2018 (1) This is a non-GAAP measure. See appendix for reconciliation. 4

Experienced Management Team Industry Great Western Bank experience Executive Officers experience (yrs) (1) (yrs) Former COO and Regional President – Great Western Ken Karels Chairman, President and CEO Former President and CEO – Marquette Bank 41 16 Acting Regional President for South Dakota Responsible for financial / regulatory reporting, planning and strategy, project management, treasury, and Pete Chapman 24 14 Executive VP & CFO banking operations in Minnesota and North Dakota Prior U.S. experience with E&Y Responsible for risk framework across Great Western including Enterprise Risk, Compliance, BSA and Risk Karlyn Knieriem Asset Review 20 2 Executive VP & CRO Prior experience includes senior management roles in accounting, finance, and treasury with First National Bank of Omaha Doug Bass Regional President for Nebraska, Iowa / Kansas / Missouri, Arizona / Colorado, L&D / Marketing, Executive VP & Regional Operations, and People & Culture 35 9 President Prior positions with U.S. Bank and First American Bank Group Tim Kintner Regional President for South Dakota Executive VP & Regional 35 - President Prior leadership positions with Bankers Trust Company, Bankers Trust, Marquette Bank, and Wells Fargo Michael Gough Prior leadership roles with GWB include Senior Lender, EVP - Credit, and Executive GM - Strategic Business Executive VP & CCO Services 35 22 Non-Executive Officers Scott Erkonen Prior leadership role representing the United States internationally in the areas of IT Governance and Chief Information Officer Information Security -- ISO (International Organization for Standardization) 22 11 Cheryl Olson Prior experience – VP & Regional Training Manager for Bank of the West and VP Learning and Head of Marketing Development Officer for Community First Bankshares Inc 39 11 Andy Pederson Prior experience – Senior Human Resource Generalist for Citibank and Wells Fargo Head of People & Culture and 18 9 L&D Donald Straka Prior experience – attorney and executive in banking, securities and M&A General Counsel and Corporate 30 4 Secretary (1) For Mr. Chapman, includes experience at National Australia Bank, Ltd. and subsidiaries; For Mr. Erkonen, includes experience at HF Financial Corp. 5

Acquisition History Acquired First Community Bank's Colorado franchise Acquired HF Acquired Security Acquired North Central and a branch from Financial Corp. Bank Bancshares Inc. Wachovia ($1.1 billion total) ($0.1 billion) ($0.4 billion total) ($0.6 billion total) $12.0 $12.0 Acquired F&M $11.7 Acquired $11.5 Bank-Iowa and Sunstate Bank TierOne Bank and three ($3.0 billion total) $10.0 branches from $9.8 HF Financial $9.4 $9.0 $9.1 Corp. ($0.2 billion $8.3 $8.2 $8.0 total) $6.0 $5.2 $4.3 $4.0 $3.4 $3.1 $2.0 $0.0 '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17 3QFY18 Pre-Acquisition Assets Acquired Assets Note: Total assets are as of September 30 of each fiscal year unless otherwise noted. Acquired assets are the total of the fair value of total assets acquired and the net cash and cash equivalents received, at the time of acquisition of each indicated year. 6

Loan Portfolio Composition Portfolio Segmentation by Type Loan Portfolio ($MM) Consumer & Other, 1.0% At September 30 of each fiscal year unless otherwise noted (UPB). Residential real estate, 9.1% $9,410 Multifamily, 3.3% Commercial non- $9,009 real estate, 18.6% Focused business and ag $8,736 $954 lending growth $1,043 $1,140 Non owner-occupied CRE, 22.7% $7,351 $1,751 Ag real estate, 10.6% $6,820 $1,719 $6,414 $1,033 $1,673 $6,197 $1,027 Ag operating, 12.5% $1,033 $1,083 Owner-occupied CRE, 14.4% $5,293 $1,611 $2,176 Construction & development, 7.8% $2,122 $1,571 $888 $2,169 Geographic Diversification $1,482 $1,354 Minnesota / North Dakota 2.5% $971 Colorado 12.2% $1,861 Other 1.0% $1,681 $1,396 $1,587 Arizona 14.8% $1,092 $4,529 Iowa / Kansas / $4,125 Missouri 28.5% $3,754 $2,846 $2,342 $2,364 $2,312 $2,541 Nebraska 16.6% FY11 FY12 FY13 FY14 FY15 FY16 FY17 3QFY18 South Dakota 24.4% Commercial RE Agriculture C&I Residential RE, Consumer, Other NOTE: Other loans represent acquired workout loans and certain other loans managed by our staff 7

Additional Loan Information

Great Western Bancorp, Inc.

Highlights

- Loan portfolio is managed to Board-approved concentration limits and regulatory guidelines
  - All categories are within limits including regulatory 300/100% of capital CRE limits
- Income statement impact from acquired loans (including indemnification asset amortization) has not significantly inflated earnings and is not expected to in the future
- Management remains comfortable with credit coverage levels

Incremental Impact from Acquired Loans ($MM)



Includes ASC 310-20 accretion, ASC 310-30 accretion in excess of contractual interest and indem. asset amortization
$(5.6)
$0.2
$0.5
$(3.3)
$1.4
$2.1
$3.1
$2.1
$5.6
$1.2
2014
2015
2016
2017
FY18 YTD
ASC 310-30
Non ASC 310-30

Comprehensive Credit-Related Coverage ($MM)

	GWB Legacy - Loans at Amortized Cost	GWB Legacy - Loans at Fair Value	HF Financial Corp. Acquired Loans	Other Acquired Loans	Total
ALLL	$ 61,658	$ —	$ 1,020	$ 2,010	$ 64,688
Remaining Loan Discount	$ —	$ —	$ 13,749	$ 6,101	$ 19,850
Fair Value Adjustment (Credit)	$ —	$ 7,415	$ —	$ —	$ 7,415
Total ALLL / Discount / FV Adj.	$ 61,658	$ 7,415	$ 14,769	$ 8,111	$ 91,953
Total Loans	$ 7,812,748	$ 888,247	$ 558,279	$ 120,545	$ 9,379,819
ALLL / Total Loans	**0.79%**	**—%**	**0.18%**	**1.67%**	**0.69%**
Discount / Total Loans	—%	—%	2.46%	5.06%	0.21%
FV Adj. / Total Loans	—%	0.83%	—%	—%	0.08%
Total Coverage / Total Loans (1)	**0.79%**	**0.83%**	**2.64%**	**6.73%**	**0.98%**

(1) Comprehensive Credit-Related Coverage is a non-GAAP measure that Management believes is useful to demonstrate that the FV adjustments related to credit and remaining loan discounts consider credit risk and should be considered as part of total coverage.

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GreatWesternBank.com

Focused CRE Lending

Great Western Bancorp, Inc.

Highlights

- Focus on commercial property investors, owner-occupied properties, multi-family property investors and a diverse range of commercial construction with limited exposure to land development and other speculative projects
- Continued customer demand to finance CRE construction and development, especially in larger markets within our footprint
- Regulatory CRE levels of 253% (300% test) and 65% (100% test)
- 10 largest CRE exposures represent 8.7% of total CRE and average $40 million

CRE Portfolio Composition by Type (UPB $MM)


Multifamily, 6.9%, $311,863
Non-owner-occupied CRE, 46.9%, $2,123,002
Construction and development, 16.2%, $733,612
Owner-occupied CRE, 30.0%, $1,360,969

CRE Portfolio Exposure Sizes (UPB)


<$250K: 2.6%
$250K - $1M: 8.6%
$15M+: 22.8%
$1M - $5M: 30.3%
$5M- $15M: 35.7%

CRE Net Charge-offs / Average Loans [(1)] ($MM)


1.3%
0.9%
0.8%
0.1%
—%
0.1%
—%
0.1%
FY11
FY12
FY13
FY14
FY15
FY16
FY17
FY18 YTD
$32.10
$21.59
$18.96
$1.73
$0.63
$2.91
$1.55
$2.94

NOTE: All customer references are aggregated based on CIF and do not group CIFs with related ownership groups. Industry disclosures based on NAICS codes.
(1) Net charge-offs / average loans represent charge-offs, net of recoveries, as a percent of average loans for each period. Average loans are calculated as the two point average of each period. Ratios annualized for partial-year periods.

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GreatWesternBank.com

Diverse C&I Exposure Highlights C&I Portfolio Composition by Industry (UPB) • Diverse range of industry exposure across C&I lending Med / Surg Hospitals portfolio, including healthcare, tourism & hospitality, freight & Nursing Care Facilities transport and agribusiness-related services 8.0% Casino Hotels • 10 largest C&I exposures represent 17.8% of total C&I and 5.6% Trucking average $31 million 2.8% 69.7% 3.4% Retirement Communities • Approximately 4,100 customers with an average exposure of 6.1% Residential Warehouse Lending $431,000 2.6% Farm & Garden Equip Wholesalers 1.8% Other C&I Portfolio Exposure Sizes (UPB) C&I Net Charge-offs / Average Loans (1) ($MM) <$250K: 7.9% $15M+: 23.6% $250K - $1M: 11.7% 0.9% 0.7% 0.5% 0.5% 0.3% 0.2% 0.1% 0.2% FY11 FY12 FY13 FY14 FY15 FY16 FY17 FY18 YTD $1M - $5M: 26.2% $8.33 $5.92 $2.43 $3.94 $7.75 $1.20 $11.88 $2.83 $5M- $15M: 30.6% NOTE: All customer references are aggregated based on CIF and do not group CIFs with related ownership groups. Industry disclosures based on NAICS codes. (1) Net charge-offs / average loans represent charge-offs, net of recoveries, as a percent of average loans for each period. Average loans are calculated as the two point average of each period. Ratios annualized for partial-year periods. 10

Ag Loan Portfolio Highlights Ag Portfolio Composition by Industry (UPB) • Portfolio balanced across subsegments Dairy Farms, 25.2% • 10 largest Ag exposures represent 13.2% of total Ag and Beef Cattle, 23.4% average $29 million • Approximately 3,200 customers with an average Hogs, 4.8% Grains 31% exposure size of $682,000 Proteins 53% • Renewals of grain producers are now complete with more risk rating upgrades than downgrades noted Other 16% Other Specialty, 15.6% • Potential tariff effect on the agriculture market continues to be monitored Grains, 31.0% Ag Portfolio Exposure Sizes (UPB) Ag Net Charge-offs / Average Loans (1) ($MM) <$250K: 6.8% $15M+: 20.6% $250K - $1M: 14.4% 0.3% 0.2% 0.3% 0.3% 0.1% —% 0.1% —% FY11 FY12 FY13 FY14 FY15 FY16 FY17 FY18 YTD $1M - $5M: 26.5% $5M- $15M: 31.7% $0.87 $(0.11) $4.05 $2.37 $0.48 $3.74 $7.40 $4.68 NOTE: All customer references are aggregated based on CIF and do not group CIFs with related ownership groups. Industry disclosures based on NAICS codes. (1) Net charge-offs / average loans represent charge-offs, net of recoveries, as a percent of average loans for each period. Average loans are calculated as the two point average of each period. Ratios annualized for partial-year periods. 11

Investments & Borrowings Highlights A concentration • Investment portfolio weighted average life of 3.8 years as of June 30, 2018 and yield of 2.21% for the quarter ended June 30, 2018, an increase of 13 basis points compared to the prior quarter • Borrowings portfolio had a cost of 2.33% for the quarter ended June 30, 2018, an increase of 45 basis points compared to the prior quarter • During the quarter borrowing balances are down due to deposit-sourced funding being more cost effective in the current environment • Portfolio composition has transitioned significantly over the last 3 years away from heavy GNMA concentration Investment Portfolio Borrowings & Weighted Average Cost Securities sold under agreements to repurchase - Other MBS, 50% 0.32% WA Cost Subordinated debentures and subordinated notes payable - 4.89% WA Cost GNMA, 32% States and political subdivisions, 5% FHLB & Other Borrowings - U.S. Treasuries, 13% 2.11% WA Cost 12

Deposits Portfolio Segmentation by Type Portfolio Over Time ($MM) Time certificates $250K+ At September 30 of each fiscal year unless otherwise noted. $9,585 3.9% Other time certificates 13.3% Portfolio transformation away from $8,978 time deposits and to significant $8,605 Non-Interest- business deposit growth $1,646 Bearing Demand $1,275 18.7% $1,381 $7,387$7,386 $7,052 $6,885$6,884 $6,948 $1,380 $6,272$6,271 $1,744 $2,147 NOW, MMDA and $2,771 Savings 64.1% $2,891 $5,847 $6,146 Geographic Diversification $5,343 0.93% Arizona, 4.2% 0.68% 0.70% $4,638 Nebraska, 26.1% 0.48% 0.40% Colorado, 12.2% $4,005 0.32% 0.32% $3,602 0.36% North Dakota / $3,037 Minnesota, 0.5% $2,532 $1,881 $1,856 $1,793 $1,199 $1,303 $1,368 $848 $1,076 Iowa / Kansas / South Dakota and Other, Missouri, 29.4% 27.6% FY11 FY12 FY13 FY14 FY15 FY16 FY17 3QFY18 Non-Interest-Bearing Interest-Bearing Demand Time Cost of Deposits NOTE: South Dakota and Other deposits include a small amount of deposits managed by our Corporate staff. 13

Growth Metro vs Rural Metro and Rural Markets • Historically, the Company's core Midwestern presence was focused in Iowa, Nebraska and South Dakota in rural markets largely supported by agricultural economies • M&A activity and de novo expansion over the last decade have expanded the footprint to include more metro1 markets • While loan and deposit balances in the core Midwestern markets remain critical to maintain, growth prospects are much more robust in Metro markets • Compound average growth over the last five years in metro markets has been 11% for loans and 8% for deposits, compared to 3% and 4%, respectively, in rural markets which provide good, stable sources of funding Loans Deposits September 2013 September 2013 $29 $3,235 47% $172 0% 3% $3,649 60% June 2018 June 2018 $301 $2,261 $60 3% 37% 1% $3,669 $4,752 53% 50% $6,719 $2,600 72% 27% $4,533 47% Metro Rural Corporate Metro Rural Corporate 1 Metro markets generally include MSAs with >100K populations 14

Capital Summary Capital Priorities • Attractive dividend of $0.25 for the quarter ended June Organic Growth & Compelling Dividend Yield 30, 2018 (dividend yield of 2.4% based on avg. closing 1 price during the quarter)(1) • Strong earnings above what is required to fund organic 2 Attractive and Accretive Acquisitions growth provides flexibility 3 Share Buybacks Capital Ratios Total Capital Composition ($MM) Great Western Bancorp, Inc. Eligible trust-preferred securities, Well Capitalized Difference to $73.6, 6% Ratio Minimum Well Capitalized Tier 1 capital 11.8% 8.0% 3.8% Eligible ALLL & reserve for Total capital 12.8% 10.0% 2.8% unfunded commitments, $65.2, 5% Tier 1 leverage 10.6% 5.0% 5.6% Eligible subordinated Common equity tier 1 11.0% 6.5% 4.5% debt, $35.0, 3% Tangible common equity / tangible assets (2) 9.5% Risk-weighted assets ($MM) $10,032 Great Western Bank Well Capitalized Difference to Ratio Minimum Well Capitalized Tier 1 capital 11.5% 8.0% 3.5% Tangible equity net of Total capital 12.1% 10.0% 2.1% DTAs and AOCI, Tier 1 leverage 10.3% 5.0% 5.3% $1,106.4, 86% Common equity tier 1 11.5% 6.5% 5.0% Risk-weighted assets ($MM) $10,029 (1) Future dividends subject to Board approval. (2) TCE/TA is a non-GAAP measure. See appendix for reconciliation. 15

Interest Rate Sensitivity

Great Western Bancorp, Inc.

Summary

- Management believes the balance sheet is well-positioned in the current interest rate environment
  - Internal expense planning is not dependent on rate hikes and NIM expansion
- Investment portfolio weighted average life of 3.8 years
- Relatively short average tenor of the loan portfolio (1.3 years at June 30, 2018) due to:
  - Higher proportion of 12-month revolving lines of credit in line with business and agriculture lending focus
  - Certain fixed-rate loans with original terms greater than 5 years are swapped to floating

Loan Portfolio Behavior ($MM)



Variable (not floored), 29%, $2,748
Variable and Floating (floored), 1%, $58
Floating (not floored), 23%, $2,156
Variable (swapped), 9%, $888
Fixed, 38%, $3,547

- Average floored loan is 70 bps out of the money
- Floating: 46% Prime, 28% 5yr Tsy, 26% all other
- Variable reprices within 1 month; Floating reprices greater than 1 month

Sensitivity Modeling



12.00%
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
-2.00%
-4.00%
-6.00%
-100 bps
+100 bps
+200 bps
+300 bps
+400 bps
Immediate
Gradual

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NYSE: GWB

GreatWesternBank.com

Asset Quality Highlights Net Charge-offs / Average Total Loans • Ratio of ALLL / total loans was 0.69% at June 30, 2018, down from 0.70% at March 31, 2018 (1) ◦ Comprehensive Credit-Related Coverage is 0.98% , 0.88% inclusive of acquired loan marks and credit adjustment on loans at fair value 0.54% • Nonaccrual loans decreased by $4.0 million, loans graded 0.44% “Watch” decreased $18.9 million and loans graded 0.26% “Substandard” increased $16.7 million during the quarter 0.14% 0.13% 0.12% 0.17% ◦ Nonaccrual decrease driven by charge-offs and pay downs FY11 FY12 FY13 FY14 FY15 FY16 FY17 FY18 YTD Watch & Substandard Loans ($MM) Sound Credit Quality "Watch" and "Substandard" loans declined as a $570 2.76% 83.8% percentage of total loans $545 $544 $242 $494 $233 $268 2.03% $414 $184 60.2% $358 51.1% 50.8% $126 45.9% $139 42.4% 43.3% 6.7% 6.6% 1.16% 1.46% 1.54% 5.6% 6.1% 6.1% 5.8% 0.93% 1.36% $328 $288 $310 $312 $276 $219 FY13 FY14 FY15 FY16 FY17 3QFY18 FY12 FY13 FY14 FY15 FY16 FY17 3QFY18 Watch Loans Substandard Loans % of Total Loans NALs / Total Loans Reserves / NALs (1) Comprehensive Credit-Related Coverage is a non-GAAP measure. See slide 8 for calculation. 17

Goodwill & Intangible Assets Goodwill ($MM) Other Intangible Assets ($MM) (1) • Majority (84%) of goodwill on GWB’s balance sheet resulted • Existing intangible assets and related amortization have from the acquisition of GWB by National Australia Bank Ltd. in become minimal 2008 and was pushed down to GWB’s balance sheet • Future M&A activity could generate additional assets and amortization expense • Recognizing an impairment, which management does not believe currently exists, is the only opportunity to eliminate the $20.0 $20.0 NAB-related goodwill $18.0 HF Financial, $41 $16.0 $15.0 GWB acquisitions $14.0 pre-IPO, $76 $12.0 $10.0 $10.0 $8.0 $6.0 $5.0 $4.0 NAB acquisition of $2.0 GWB, $622 $0.0 $0.0 14 15 16 17 18 19 20 21 22 23 20 20 20 20 20 20 20 20 20 20 & thereafter Year-end balance (left axis) Annual amortization (right axis) (1) Balances and amortization expense at September 30 and for the respective fiscal years. Amounts for fiscal years 2018 – 2023 & thereafter are forecast based on existing intangible assets and could change materially based on future acquisitions. 18

Income Statement Summary

Revenue

Great Western Bancorp, Inc.

Revenue Highlights

- Net interest income (FTE) increased 4.1% to $106.4 million compared to 2QFY18
  - Higher loan interest income was driven by growth in average loans partially offset by higher interest expense associated with a 13 basis point increase in cost of deposits
- NIM (FTE) up 5 basis points and adjusted NIM (FTE) [(2)] up 8 basis points on a sequential quarter basis
- Noninterest income, excluding the change in fair value of fair value option loans, the net gain (loss) on related derivatives, and contract commencement bonus of $2.6 million in 2QFY18, increased 9% compared to 2QFY18

Net Interest Income ($MM) and NIM



$99.0
$106.4
$296.0
$310.8
3.92%
3.97%
3.89%
3.93%
3.79%
3.94%
3.73%
3.87%
FY17 YTD
FY18 YTD
FY17 YTD
FY18 YTD
Net Interest Income (FTE)
NIM (FTE)
Adjusted NIM (FTE) (2)

NIM Analysis



3.92%
0.06%
3.86%
0.02%
-0.02%
0.08%
-0.03%
3.97%
0.03%
3.94%
Cost of swaps: 0.03% current quarter vs 0.06% prior quarter
2QFY18
Investment yield
FHLB yield
Loans
Time deposit yield
3QFY18
NIM (FTE)
Adjusted NIM (FTE) (2)

Noninterest Income [(1)]



Wealth management, $2,242
Mortgage banking income, net, $1,352
Gain on security sales, $15
Other, $1,952
Service charges and other fees, $12,655

(1) Chart excludes changes related to loans and derivatives at fair value which netted $0.7 million for the quarter. Dollars in thousands.
(2) Adjusted NIM (FTE) is a non-GAAP measure. See appendix for reconciliations.

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NYSE: GWB

GreatWesternBank.com

Earnings, Expenses & Provision Highlights Net Income ($MM) • Adjusted net income(1) of $45.9 million, an increase of 13% $46 $43 $41 over 2QFY18 $38 $35 $14 ◦ Strong ROAA of 1.55% $29 • Efficiency ratio(1) was 45.8%, down from 48.6% for 2QFY18 1.55% 1.25% 1.30% 1.40% • Provision for loan losses was $3.5 million, a decrease of 1.00% $1.4 million compared to 2QFY18 • Noninterest expense decreased 2.2% to $57.9 million from 3QFY17 4QFY17 1QFY18 2QFY18 3QFY18 2QFY18 Net Income Adjusted net income (1) ROAA Noninterest Expense ($MM) Provision for Loan Losses ($MM) 2.2% decrease in total noninterest $16.9 expense sequentially $171.9 $161.3 $57.9 $5.8 $54.9 $160.6 $13.0 46.3% 46.7% $3.5 46.7% 45.8% 3QFY17 3QFY18 FY17 YTD FY18 YTD 3QFY17 3QFY18 FY17 YTD FY18 YTD Noninterest Acquisition expense Efficiency Ratio (1) (1) Efficiency ratio and adjusted net income are non-GAAP measures. See appendix for reconciliations. 21

Proven Business Strategy Focused Business Banking Franchise with Agribusiness Expertise Attract and Retain High-Quality Relationship Bankers Invest in Organic Growth While Optimizing Footprint Deepen Customer Relationships Explore Accretive Strategic Acquisition Opportunities Strong Profitability and Growth Driven by a Highly Efficient Operating Model Strong Capital Generation and Attractive Dividend Risk Management Driving Solid Credit Quality 22

Disclosures Forward-Looking Statements: This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements about Great Western Bancorp, Inc.’s expectations, beliefs, plans, strategies, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “views,” “intends” and similar words or phrases. In particular, the statements included in this Presentation concerning Great Western Bancorp, Inc.’s expected performance and strategy, the outlook for its agricultural lending segment and the interest rate environment are not historical facts and are forward-looking. Accordingly, the forward-looking statements in this Presentation are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties, that could cause actual results to differ materially from those expressed. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in the sections titled “Item 1A. Risk Factors” and "Cautionary Note Regarding Forward- Looking Statements" in Great Western Bancorp, Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017 and in the Quarterly Report on form 10-Q for the fiscal quarter ended March 31, 2018. Further, any forward-looking statement speaks only as of the date on which it is made, and Great Western Bancorp, Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Non-GAAP Financial Measures: This presentation contains non-GAAP measures which our management relies on in making financial and operational decisions about our business and which exclude certain items that we do not consider reflective of our business performance. We believe that the presentation of these measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations. These non-GAAP measures should be considered in context with our GAAP results. A reconciliation of these non-GAAP measures appears in our earnings release dated July 26, 2018 and in Appendix 1 to this presentation. Our earnings release and this presentation are available in the Investor Relations section of our website at www.greatwesternbank.com. Our earnings release and this presentation are also available as part of our Current Report on Form 8-K filed with the SEC on July 26, 2018. Explanatory Note: In this presentation, all financial information presented refers to the financial results of Great Western Bancorp, Inc. combined with those of its predecessor, Great Western Bancorporation, Inc. 23

Appendix 1 Non-GAAP Measures

Non-GAAP Measures

Great Western Bancorp, Inc.

	At or for the nine months ended:		At or for the three months ended:				
	June 30, 2018	June 30, 2017	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Adjusted net income and adjusted earnings per common share:							
Net income - GAAP	$ 115,636	$ 107,125	$ 45,874	$ 40,532	$ 29,230	$ 37,662	$ 35,060
Add: Acquisition expenses, net of tax	—	440	—	—	—	—	—
Add: Deferred taxes revaluation	13,586	—	—	—	13,586	—	—
Adjusted net income	$ 129,222	$ 107,565	$ 45,874	$ 40,532	$ 42,816	$ 37,662	$ 35,060
Weighted average diluted common shares outstanding	59,134,635	59,065,402	59,170,058	59,146,117	59,087,729	59,914,144	59,130,632
Earnings per common share - diluted	$ 1.96	$ 1.81	$ 0.78	$ 0.69	$ 0.49	$ 0.64	$ 0.59
Adjusted earnings per common share - diluted	$ 2.19	$ 1.82	$ 0.78	$ 0.69	$ 0.72	$ 0.64	$ 0.59
Tangible net income and return on average tangible common equity:							
Net income - GAAP	$ 115,636	$ 107,125	$ 45,874	$ 40,532	$ 29,230	$ 37,662	$ 35,060
Add: Amortization of intangible assets, net of tax	1,117	1,663	366	376	376	380	488
Tangible net income	$ 116,753	$ 108,788	$ 46,240	$ 40,908	$ 29,606	$ 38,042	$ 35,548
Average common equity	$ 1,775,767	$ 1,689,491	$ 1,796,066	$ 1,770,117	$ 1,761,127	$ 1,740,429	$ 1,715,460
Less: Average goodwill and other intangible assets	747,718	749,667	747,294	747,716	748,144	748,571	749,074
Average tangible common equity	$ 1,028,049	$ 939,824	$ 1,048,772	$ 1,022,401	$ 1,012,983	$ 991,858	$ 966,386
Return on average common equity *	8.7%	8.5%	10.2%	9.3%	6.6%	8.6%	8.2%
Return on average tangible common equity **	15.2%	15.5%	17.7%	16.2%	11.6%	15.2%	14.8%

* Calculated as net income - GAAP divided by average common equity. Annualized for partial-year periods.

** Calculated as tangible net income divided by average tangible common equity. Annualized for partial-year periods.

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NYSE: GWB

GreatWesternBank.com

Non-GAAP Measures

Great Western Bancorp, Inc.

	At or for the nine months ended:		At or for the three months ended:				
	June 30, 2018	June 30, 2017	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Adjusted net interest income and adjusted net interest margin (fully-tax equivalent basis):							
Net interest income - GAAP	$ 305,848	$ 289,524	$ 104,672	$ 100,553	$ 100,622	$ 99,672	$ 96,888
Add: Tax equivalent adjustment	4,910	6,477	1,729	1,616	1,565	2,122	2,154
Net interest income (FTE)	310,758	296,001	106,401	102,169	102,187	101,794	99,042
Add: Current realized derivative gain (loss)	(4,946)	(11,681)	(830)	(1,640)	(2,476)	(2,714)	(3,320)
Adjusted net interest income (FTE)	$ 305,812	$ 284,320	$ 105,571	$ 100,529	$ 99,711	$ 99,080	$ 95,722
Average interest-earning assets	$ 10,577,420	$ 10,185,187	$ 10,748,078	$ 10,571,300	$ 10,412,882	$ 10,283,401	$ 10,124,404
Net interest margin (FTE) *	3.93%	3.89%	3.97%	3.92%	3.89%	3.93%	3.92%
Adjusted net interest margin (FTE) **	3.87%	3.73%	3.94%	3.86%	3.80%	3.82%	3.79%

* Calculated as net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.

** Calculated as adjusted net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.

	At or for the nine months ended:		At or for the three months ended:				
	June 30, 2018	June 30, 2017	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Adjusted interest income and adjusted yield (fully-tax equivalent basis), on non ASC 310-30 loans:							
Interest income - GAAP	$ 324,506	$ 293,483	$ 112,760	$ 106,811	$ 104,935	$ 102,998	$ 98,724
Add: Tax equivalent adjustment	4,910	6,477	1,729	1,616	1,565	2,122	2,154
Interest income (FTE)	329,416	299,960	114,489	108,427	106,500	105,120	100,878
Add: Current realized derivative gain (loss)	(4,946)	(11,681)	(830)	(1,640)	(2,476)	(2,714)	(3,320)
Adjusted interest income (FTE)	$ 324,470	$ 288,279	$ 113,659	$ 106,787	$ 104,024	$ 102,406	$ 97,558
Average non ASC 310-30 loans	$ 9,042,253	$ 8,532,650	$ 9,220,931	$ 9,064,899	$ 8,840,929	$ 8,728,514	$ 8,550,349
Yield (FTE) *	4.87%	4.70%	4.98%	4.85%	4.78%	4.78%	4.73%
Adjusted yield (FTE) **	4.80%	4.52%	4.94%	4.78%	4.67%	4.65%	4.58%

* Calculated as interest income (FTE) divided by average loans. Annualized for partial-year periods.

** Calculated as adjusted interest income (FTE) divided by average loans. Annualized for partial-year periods.

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NYSE: GWB

GreatWesternBank.com

Non-GAAP Measures

Great Western Bancorp, Inc.

	At or for the nine months ended:		At or for the three months ended:				
	June 30, 2018	June 30, 2017	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Efficiency ratio:							
Total revenue - GAAP	$ 360,203	$ 337,998	$ 123,611	$ 119,295	$ 117,296	$ 114,412	$ 114,215
Add: Tax equivalent adjustment	4,910	6,477	1,729	1,616	1,565	2,122	2,154
Total revenue (FTE)	$ 365,113	$ 344,475	$ 125,340	$ 120,911	$ 118,861	$ 116,534	$ 116,369
Noninterest expense	$ 171,875	$ 161,312	$ 57,863	$ 59,144	$ 54,868	$ 55,332	$ 54,922
Less: Amortization of intangible assets	1,268	1,927	416	426	426	430	538
Tangible noninterest expense	$ 170,607	$ 159,385	$ 57,447	$ 58,718	$ 54,442	$ 54,902	$ 54,384
Efficiency ratio *	46.7%	46.3%	45.8%	48.6%	45.8%	47.1%	46.7%

* Calculated as the ratio of tangible noninterest expense to total revenue (FTE).

	June 30, 2018	June 30, 2017	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Tangible common equity and tangible common equity to tangible assets:							
Total stockholders' equity	$ 1,816,741	$ 1,732,983	$ 1,816,741	$ 1,788,698	$ 1,767,873	$ 1,755,000	$ 1,732,983
Less: Goodwill and other intangible assets	747,129	748,828	747,129	747,545	747,971	748,397	748,828
Tangible common equity	$ 1,069,612	$ 984,155	$ 1,069,612	$ 1,041,153	$ 1,019,902	$ 1,006,603	$ 984,155
Total assets	$ 12,009,048	$ 11,466,184	$ 12,009,048	$ 11,992,317	$ 11,806,581	$ 11,690,011	$ 11,466,184
Less: Goodwill and other intangible assets	747,129	748,828	747,129	747,545	747,971	748,397	748,828
Tangible assets	$ 11,261,919	$ 10,717,356	$ 11,261,919	$ 11,244,772	$ 11,058,610	$ 10,941,614	$ 10,717,356
Tangible common equity to tangible assets	9.5%	9.2%	9.5%	9.3%	9.2%	9.2%	9.2%

	June 30, 2018	June 30, 2017	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Tangible book value per share:							
Total stockholders' equity	$ 1,816,741	$ 1,732,983	$ 1,816,741	$ 1,788,698	$ 1,767,873	$ 1,755,000	$ 1,732,983
Less: Goodwill and other intangible assets	747,129	748,828	747,129	747,545	747,971	748,397	748,828
Tangible common equity	$ 1,069,612	$ 984,155	$ 1,069,612	$ 1,041,153	$ 1,019,902	$ 1,006,603	$ 984,155
Common shares outstanding	58,911,563	58,761,597	58,911,563	58,896,189	58,896,189	58,834,066	58,761,597
Book value per share - GAAP	$ 30.84	$ 29.49	$ 30.84	$ 30.37	$ 30.02	$ 29.83	$ 29.49
Tangible book value per share	$ 18.16	$ 16.75	$ 18.16	$ 17.68	$ 17.32	$ 17.11	$ 16.75

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GreatWesternBank.com

Appendix 2 Agriculture Lending & Economy

Ag Lending 101 Overview • Underwriting identical to comparable C&I and CRE loans where cash flow is the primary repayment source and loan and line amounts subject to loan value ("LTV") limits and "normalized" collateral values • Liquid markets typically exist for ag-related collateral which is the secondary repayment source (e.g., harvested grain or grain inventory, cattle, farm equipment and land sale/lease) in foreclosure scenarios • Many market and economic conditions can influence the profitability of individual borrowers; key to partner with seasoned producers that manage their own cost structure diligently Grains • 31% of the Ag loan portfolio or approx. 7% of overall loan portfolio • Most borrowers in footprint in MW states (IA, SD, NE) ◦ Corn and soybeans primary crop production • Corn and soybean prices spiked beginning in late 2007 and remained high for 3-4 years ◦ Drove cost of production higher as land and other input costs were in high demand; ◦ Gross value of corn production per acre increased 138% from 2006 to 2011 (USDA) • Crop prices have reverted to more sustainable long-term levels but costs have not reset as quickly • Federally-subsidized crop insurance protects a portion of grain producers' projected revenue each year 29

Ag Lending 101 (cont'd) Beef Cattle • 23.4% of the Ag loan portfolio or approx. 5% overall, primarily in SD • Beef cattle producers include: ◦ Cow-calf operators that breed cattle and raise calves to a certain weight (typically 500-600 lbs.; "Feeder Cattle") ◦ Feedlots who purchase feeder cattle and finish them for sale to processors (typically 1200+lbs.; "Live Cattle") ◦ GWB portfolio split roughly 75/25 as of 06/30/18 • Industry is very cyclical driven by supply and demand (e.g., prices paid by feedlots dictate how many calves are bred and which stock cattle are retained for breeding vs. slaughtered) Dairy • 25.2% of the Ag loan portfolio or approx. 6% overall, primarily in AZ • Very cyclical pricing over time; producers that manage costs, are vertically integrated and use risk management techniques are best suited to generate profitability over time • Arizona has a milk quota system that enhances milk price margins for units of production providing some stability for producers • Dairy (and beef cattle) producers benefit from low grain prices (primary production cost in food form for animals) 30

Ag Economy Highlights • Industry balance sheets remain strong with debt/asset and debt/equity ratios below long-term averages and significantly below 1980s levels that precipitated, and resulted, from the period of high losses in the early 1980s • Ag sector net charge-offs have historically been low for the industry and for Great Western Bank Farm Balance Sheet Overview (1) Source: USDA Economic Research Service; 2017 and 2018 are forecast data 31

Appendix 3 MSA Highlights

Iowa MSAs Des Moines / West Des Moines: • Iowa state capital • Insurance and financial services hub; major employers include Principal Financial, Nationwide, Wells Fargo Home Mortgage, Meredith Corp. and Ruan Transport Davenport / Moline / Rock Island (Quad Cities): • Significant advanced manufacturing, logistics, defense and food processing presence • Major employers include Deere & Co., Rock Island Arsenal, HyVee and two major health systems Cedar Rapids: • Along with Iowa City (20 miles away) comprises an economic area called the "Creative Corridor" • Significant innovative production, technology and life sciences presence • Major employers include Rockwell Collins, Transamerica 1.9 million and Nordstrom Direct aggregate Waterloo / Cedar Falls: 7 MSA • Cedar Falls is home to the University of Northern Iowa population • Advanced manufacturing hub; major employers include Deere & Co., health systems and UNI Sioux City: • Marked by strong business climate and very low unemployment; situated on the Iowa / Nebraska / South Dakota border at the navigational head of the Missouri River Iowa City: • Home of the University of Iowa and U of I Hospitals and Clinics which employ over 33,000 people; major hub for arts and culture Ames: • Home to Iowa State University, which boasts cutting edge programs in agricultural science and bio-economics Areas shaded green are Metropolitan Statistical Areas (darker) and Micropolitan Statistical Areas (lighter) where GWB has a branch or LPO presence 33

Nebraska MSAs Omaha/ Council Bluffs: • MSA population of nearly 1 million • Headquarters to four Fortune 500 companies including Berkshire Hathaway, Union Pacific, Mutual of Omaha and Peter Kiewit & Sons • Home of Creighton University, University of Nebraska- Omaha and University of Nebraska Medical Center Lincoln: • Nebraska state capital • Home of the University of Nebraska • Insurance and financial services hub with key employers including Assurity Life, Ameritas and State Farm 1.3 million • Other robust private sector employers in transportation, aggregate 3 MSA manufacturing and start-up tech firms population Grand Island: • Part of the "Tri-Cities" of Central Nebraska along with Hastings and Kearney - bringing the total trade area population to nearly 150,000 • Strong agricultural and manufacturing presence Areas shaded green are Metropolitan Statistical Areas (darker) and Micropolitan Statistical Areas (lighter) where GWB has a branch or LPO presence 34

South Dakota MSAs Sioux Falls: • Largest South Dakota MSA has experienced rapid growth in recent years • Hub for regional health care with two major health systems including Sanford Health, which has received considerable philanthropic support, and Avera Health • Strong banking and finance presence including the home of corporate charters for Wells Fargo and Citi Rapid City: • Gateway to prime South Dakota tourism industry including the Black Hills, Mt. Rushmore, the Badlands, Deadwood (historical and casinos) and the annual Sturgis motorcycle rally • Federal government is a major employer between six national parks in close proximity and Ellsworth Air Force 400,000 Base aggregate 2 MSA population Areas shaded green are Metropolitan Statistical Areas (darker) and Micropolitan Statistical Areas (lighter) where GWB has a branch or LPO presence 35

Colorado MSAs Denver / Aurora / Lakewood: • 19th largest MSA with population approaching 3 million • All four major pro sports represented with franchises • Significant recent population growth supported by inflow of many new employers especially in the technology sector Colorado Springs: • Major military presence including USAF Academy, Ft. Carson and Peterson and Shriever AFBs • Strong employment by defense and cybersecurity contractors • Home of US Olympic Committee and related entities Fort Collins: • Home of Colorado State University 4.5 million • Large employers in both manufacturing and technology aggregate • Hub for the micro-brewery industry 5 MSA population Boulder: • Home of the University of Colorado, known for science, engineering and research • Highest concentration of tech startups anywhere in the country Greeley: • Home of the University of Northern Colorado • Diverse economic footprint including industry, agriculture and energy Areas shaded green are Metropolitan Statistical Areas (darker) and Micropolitan Statistical Areas (lighter) where GWB has a branch or LPO presence 36

Other States Phoenix / Mesa / Scottsdale: Kansas City: • 12th largest MSA with population • 27th largest MSA with population over 4.5 million over 2 million • Home of Arizona State University • Two major professional sports • GWB opened a Scottsdale office franchises in 2016 • New Power and Light District is a • Large dairy lending concentration booming sports and entertainment in suburban Phoenix complex Tucson: • Diverse economic activity • Home of University of Arizona including Sprint Nextel's world • Major defense contractor and headquarters military presence Minneapolis / St. Paul / Bloomington: • 16th largest MSA with population over 3.5 million • Home of the University of Minnesota • GWB gained presence through HF Financial acquisition Fargo: • Home of North Dakota State University • Regional health care hub with healthcare industry being the largest cumulative employer Areas shaded green are Metropolitan Statistical Areas (darker) and Micropolitan Statistical Areas (lighter) where GWB has a branch or LPO presence 37

Appendix 4 Accounting for Loans at FV and Related Derivatives

Loans at FV and Related Derivatives

Great Western Bancorp, Inc.

Overview

- For certain loans with an original term greater than 5 years with a fixed rate to the customer, Great Western Bank ("GWB") has entered into equal and offsetting fixed-to-floating interest rate swaps with two US counterparties
- Total size of the portfolio was $888.2 million at June 30, 2018
- GWB has elected the Fair Value Option (ASC 825) on these loans and applies a similar treatment to the related derivatives:
  - Changes in the fair value of the loans and the derivatives and the current period realized cost (benefit) of the derivatives (i.e., the net pay fixed/receive floating settlement) are recorded in earnings through noninterest income
  - This differs significantly from most peers who have elected Hedge Accounting treatment
  - The historical election is irrevocable so the concept will be present for the foreseeable future in GWB's financial statements *even if* different accounting elections are made on future originations
  - Management presents non-GAAP measures to provide more clarity on the underlying economics

Summary

	Income Statement Line Item:			
	Net increase (decrease) in fair value of loans at fair value	***Net realized and unrealized gain (loss) on derivatives***	***Net Relationship***	***Notes***
Increase (decrease) in FV related to interest rates	$ (7,493)	$ 7,493	$ —	**(1)**
Increase (decrease) in FV related to credit	$ 123	$ 10	$ 133	**(2)**
Increase (decrease) in SWAP fees	$ —	$ 1,420	$ 1,420	**(3)**
Current period realized cost of derivatives	$ —	$ (830)	$ (830)	**(4)**
Subtotal, loans at FV and related derivatives	$ (7,370)	$ 8,093	$ 723	**(5)**

(1) Equal and offsetting each period. Changes in the FV of each financial asset and liability driven by current compared to contractual rates.

(2) Management records an adjustment for credit risk in noninterest income based on loss history for similar loans, adjusted for an assessment of existing market conditions for each loan segment. The FV adjustment related to credit is not included in the ALLL but loans are included in the ALLL coverage ratio denominator.

(3) Swap fees are fees related to transacting interest rate swaps and other interest rate derivatives.

(4) Current period actual cost of fixed-to-float interest rate swaps. Within non-GAAP financial measures, management reclassifies this component to interest income, resulting in adjusted interest income, adjusted net interest income and adjusted NIM, reflecting the underlying economics of the transactions. All else equal, this drag on earnings will reduce as short-term LIBOR rates increase.

(5) While US GAAP mandates the presentation of these items in noninterest income, management believes the residual net amount economically represents the net credit exposure of this segment of the portfolio - presented as a "credit-related charge" in the earnings release and elsewhere (see note **(2)**) - and the current period derivative cost which should be analyzed relative to gross interest income received from the loan customers (see note **(4)**) as presented in non-GAAP measures.

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NYSE: GWB

GreatWesternBank.com